Exhibit 99

For Release: February 5, 2008

Contact: Kenneth D. DenBesten, Sr. VP of Finance

Phone: (615) 890-9100

NHI Increases Dividend to 55 Cents

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) announced today that it will pay a first quarter dividend of 55 cents per common share to shareholders of record on March 31, 2008 and payable on May 9, 2008.  This is an increase of five cents, or 10% over last quarter’s dividend.

This 55 cent dividend reflects the company’s continued success in managing its portfolio and confidence in its future cash flow.

NHI specializes in the financing of health care real estate by purchase and leaseback and first mortgage transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.